                                                                  EXHIBIT (G)(2)
Pacific Funds
700 Newport Center Drive
Newport Beach, CA  92660


Re: Rule 17f-5 ("Rule 17f-5") and Rule 17f-7 ("Rule 17f-7") Under the Investment Company Act of 1940 (the "1940 Act")
     -------------------------------------------------------------

Dear Sirs:

Reference is made to the Custodian Services Agreement dated as of June 20, 2001 (the "Fund Custody Agreement") by and between PFPC Trust Company ("PFPC") and Pacific Funds (the "Fund"). Pursuant to the Fund Custody Agreement, the Fund has appointed PFPC to serve as custodian of the securities and monies of the investment portfolios of the Fund designated in Exhibit A thereto (the "investment portfolios"), and PFPC has accepted such appointment. Given that PFPC serves as custodian of the securities and monies of the investment portfolios, the Fund desires to appoint PFPC pursuant to this agreement to serve as foreign custody manager of the Fund and to provide analysis to the Fund with respect to foreign securities depositories and foreign clearing agencies, all as set forth in this agreement.

1.  Rule 17f-5
    ----------

    1.1. With respect to the "Foreign Assets" (as defined in Rule 17f-5(a)(2)) in such jurisdictions as the Fund and PFPC may agree from time to time, the Fund hereby delegates to PFPC and PFPC hereby accepts the delegation to it, of the obligation to serve as the Fund's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)) with respect to each investment portfolio. As Foreign Custody Manager, PFPC shall provide for the following:

       a. selection of "Eligible Foreign Custodians" (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and placement and maintenance of the Fund's Foreign Assets with such Eligible Foreign Custodians;

       b. in selecting an Eligible Foreign Custodian, a determination that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after consideration of all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

       c. entering into a written contract with each Eligible Foreign Custodian selected by PFPC hereunder;

       d. a determination that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after consideration of all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

       e. provision of written reports (i) notifying the Fund's Board of Trustees (the "Board") of the placement of the Fund's Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

       f. establishment of a system to monitor (i) the appropriateness of maintaining the Fund's Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event PFPC shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford the Fund's Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, PFPC shall promptly so advise the Fund.

     PFPC shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

     1.2. In acting as a Foreign Custody Manager, PFPC shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in each jurisdiction where PFPC acts as Foreign Custody Manager hereunder. PFPC shall reimburse and pay the Fund for any loss or damage suffered by the Fund as a result of the performance of PFPC's duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of PFPC hereunder; provided that the liability of PFPC hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct (together with replacement costs consisting of broker fees, transfer fees or similar expenses required to effect replacement of any asset at such fair market value). Any payment accepted by the Fund under this Section 1.2 shall limit the Fund's right and ability to enforce any rights under the Fund Custody Agreement for loss of such assets. Notwithstanding anything else in this agreement, PFPC shall not be liable to the Fund for any indirect, special, consequential or general damages (which do not include the replacement costs referenced above). PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by PFPC of the services set forth in this Section 1 (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth herein or in the Fund Custody Agreement).

     1.3. In acting as a Foreign Custody Manager, PFPC shall not supervise, recommend or advise the Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2.  Rule 17f-7
    ----------

    2.1. (a) The Fund appoints PFPC, with respect to each investment portfolio, to provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by PFPC) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by PFPC from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). PFPC shall provide for the monitoring of such custody risks on a continuing basis and in such manner as PFPC deems reasonable, and shall provide for prompt notification to the Fund (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

          (b) Only an entity that PFPC has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) will be included by PFPC on Exhibit B hereto (as the same may be changed by PFPC from time to time). In such manner as PFPC deems reasonable, PFPC shall give the Fund prompt notice of any material change known to PFPC that would adversely affect PFPC's determination that an entity is an Eligible Securities Depository.

    2.2. In performing its obligations under this Section 2, PFPC may obtain information from sources PFPC reasonably believes to be reliable, but PFPC does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. PFPC is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

    2.3. The Fund acknowledges that it may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by PFPC from time to time). If the Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this agreement is entered into) or the Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund's acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

    2.4. PFPC shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. PFPC shall reimburse and pay the Fund for any loss or damage suffered by the Fund as a result of the performance of PFPC's duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of PFPC hereunder; provided that the liability of PFPC hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct (together with replacement costs consisting of broker fees, transfer fees or similar expenses required to effect replacement of any asset at such fair market value). Any payment accepted by the Fund under this Section 2.4 shall limit the Fund's right and ability to enforce any rights under the Fund Custody Agreement for loss of such assets. Notwithstanding anything else in this agreement, PFPC shall not be liable to the Fund for any indirect, special, consequential or general damages (which do not include the replacement costs referenced above). PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by PFPC of the services set forth in this Section 2 (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth herein or in the Fund Custody Agreement).

3.  General
    -------

    3.1. The Fund acknowledges that PFPC may utilize another entity to carry out its duties set forth herein, provided that PFPC's use of such an entity will not relieve PFPC of its duties under this agreement and provided further that PFPC shall be liable for the actions or omissions of such an entity to the same extent that PFPC is liable to the Fund for its own actions or omissions under this agreement.

    3.2. Notwithstanding the provisions of any arrangements between the Fund and PFPC or otherwise, the Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to it pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements).

    3.3. Notwithstanding anything herein or in the Fund Custody Agreement to the contrary, (i) except as set forth in the third sentence of Section 1.2 hereof, the third sentence of Section 2.4 hereof, and Section 3.2 hereof, neither this agreement nor any provision hereof shall add to, detract from, or otherwise affect the terms of the Fund Custody Agreement, (ii) neither the Fund Custody Agreement nor any provision thereof shall add to, detract from, or otherwise affect the terms of this agreement (provided that the proviso set forth in the last sentence of Section 1.2 hereof and the proviso set forth in the last sentence of Section 2.4 hereof shall not be negated by this sub-section
(ii)), and (iii) PFPC's liability for any action or omission of any foreign sub-custodian (as distinguished from PFPC's own duties as a Foreign Custody Manager under this agreement) shall be as, and solely as, set forth in the Fund Custody Agreement, and PFPC shall have no liability for any action or omission of any foreign securities depository or foreign clearing agency.

    3.4. This agreement shall be effective as of the date hereof, and shall remain in effect through the term of the Fund Custody Agreement (notwithstanding the foregoing, PFPC may terminate its provision of services under this agreement upon 60 days prior notice to the Fund, provided that upon such termination of services PFPC will (so long as the Fund Custody Agreement is still in effect) enter into a subsequent agreement with the Fund providing for substantially similar services).

    3.5. This agreement shall be governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,


PFPC TRUST COMPANY

By:       /s/ Joseph Gramlich

Name:     Joseph Gramlich

Title:    Chairman



Agreed and Accepted:
PACIFIC FUNDS


By:       /s/ Diane N. Ledger

Name:     Diane N. Ledger

Title:    Vice President and Assistant Secretary



Dated:    September 24, 2001

                                   Exhibit A


                           intentionally left blank

                                   Exhibit B

         Foreign Securities Depositories and Foreign Clearing Agencies
         -------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Argentina            Caja De Valores S.A.                                                     CDV
                     Central de Registration y Liquidation                                    CRYL
                     de Instrumentos de Endeudamiento Publico
-------------------------------------------------------------------------------------------------------------------
Australia            Austraclear, Ltd.                                                        Austraclear
                     Clearing House Electronic Sub-Register System                            CHESS
                     Reserve Bank Information and Transfer System                             RITS
-------------------------------------------------------------------------------------------------------------------
Austria              Wertpapiersammelbank - Division of Oesterreichische Kontrolbank AG       OeKB
-------------------------------------------------------------------------------------------------------------------
Belgium              Caisse Interprofessionnelle de Depots et de Virments Titres              CIK
                     Euroclear                                                                Euroclear
                     Banque Nationale de Belgique (National Bank of Belgium)                  NBB
-------------------------------------------------------------------------------------------------------------------
Brazil               Companhia Brasileira de Liquidacao e Custodia                            CBLC
                     Central of Custody and Financial Settlement of Securities                CETIP
                     Central Bank / Sistema Especial de Liquidacao e Custodia                 SELIC
-------------------------------------------------------------------------------------------------------------------
Bulgaria             Central Securities Depository                                            CDAD
                     Bulgarian National Bank                                                  BNB
-------------------------------------------------------------------------------------------------------------------
Canada               Canadian Depository Clearing for Securities Limited                      CDS
-------------------------------------------------------------------------------------------------------------------
Chile                Deposito Central de Valores, S.A.                                        DCV
-------------------------------------------------------------------------------------------------------------------
China                Shanghai Securities Clearing/Registration Corp.                          SSCCRC
                     Shenzhen Securities Central Clearing Company, Ltd.                       SSCC
-------------------------------------------------------------------------------------------------------------------
Columbia             Deposito Central de Valores                                              DCV
                     Deposito Centralizado de Valores                                         DECEVAL
-------------------------------------------------------------------------------------------------------------------
Costa Rica           Central de Valores de la Bolsa Nacional de Valores                       CEVAL
-------------------------------------------------------------------------------------------------------------------
Croatia              Ministry of France                                                       MoF
-------------------------------------------------------------------------------------------------------------------
Croatia              Central Depository Agency Inc. . (Stredisnja Depozitarna Agencija)       SDA
-------------------------------------------------------------------------------------------------------------------
Czech. Rep.          Streisko Cennych Papiru (Central Securities Registry)                    SCP
                     Registracni Centrum Papiru (Czech National Bank)                         TKD
-------------------------------------------------------------------------------------------------------------------
Denmark              The Danish Securities Centre                                             VP
-------------------------------------------------------------------------------------------------------------------
Egypt                Misr for Clearing Settlement and Depository                              MCSD
-------------------------------------------------------------------------------------------------------------------
Estonia              The Estonian Central Depository for Securities Ltd.                      ECDS
-------------------------------------------------------------------------------------------------------------------
Finland              Finnish Central Securities Depository Ltd.                               APK
-------------------------------------------------------------------------------------------------------------------
France               Euroclear - France                                                       Euroclear
-------------------------------------------------------------------------------------------------------------------
Germany              Clearstream Banking Frankfurt AG                                         CBF
-------------------------------------------------------------------------------------------------------------------
Greece               Apothetirio Titlon A. E. - The Central Security Depository               CSD
                     National Bank of Greece (BoG)/Securities Clearing House                  BoG
-------------------------------------------------------------------------------------------------------------------
Hong Kong            Hong Kong Monetary Authority/ Central Money Markets Unit                 CMU
                     Hong Kong Securities Clearing House                                      CCASS
-------------------------------------------------------------------------------------------------------------------
Hungary              Central Depository and Clearing House Ltd.                               KELER
-------------------------------------------------------------------------------------------------------------------
India                Central Depository Services Limited                                      CDSL
                     National Securities Depository Limited                                   NSDL
                     Reserve Bank of India (Public Debt Office)                               RBI
-------------------------------------------------------------------------------------------------------------------
Indonesia            PT Kustodian Sentral Efek Indonesia                                      KSEI
-------------------------------------------------------------------------------------------------------------------
Ireland              Euroclear                                                                Euroclear
                     CREST                                                                    CREST
-------------------------------------------------------------------------------------------------------------------
Israel               Tel Aviv Stock Exchange Clearing House                                   TASE/CH
-------------------------------------------------------------------------------------------------------------------
Italy                Monte Titoli                                                             MT
-------------------------------------------------------------------------------------------------------------------
Japan                Bank of Japan                                                            BOJ
                     Japan Securities Depository Center                                       JASDEC
-------------------------------------------------------------------------------------------------------------------
Korea                Korea Securities Depository                                              KSD
-------------------------------------------------------------------------------------------------------------------
Latvia               Latvia Central Depository                                                LCD
                     Bank of Latvia                                                           BOL
-------------------------------------------------------------------------------------------------------------------
Lithuania            Central Securities Depository                                            CSDL
-------------------------------------------------------------------------------------------------------------------
Luxembourg           Clearstream Banking S.A.                                                 CSSA
-------------------------------------------------------------------------------------------------------------------
Malaysia             Malaysian Central Depository Sdn. Bhd.                                   MCD
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Mauritius            Central Depository and Settlement Co. Ltd.                               CDSC
-------------------------------------------------------------------------------------------------------------------
Mexico               Instituto para el Deposito de Valores (S.D. Indeval, SA de CV)           INDEVAL
-------------------------------------------------------------------------------------------------------------------
Morocco              Maroclear                                                                MCLR
-------------------------------------------------------------------------------------------------------------------
Netherlands          Nederlands Centraal instituut Coor Giraal Effectenverkeer B.V.           NECIGEF
                     Netherlands Interprofessionee Effectcentrium NEIC                        NEIC
-------------------------------------------------------------------------------------------------------------------
New Zealand          Reserve Bank of New Zealand/Austraclear New Zealand System               NZCDS
-------------------------------------------------------------------------------------------------------------------
Norway               Verdipapirsentralen (Norwegian Central Securities Depository)            VPS
-------------------------------------------------------------------------------------------------------------------
Pakistan             Central Depository Company of Pakistan, Limited                          CDC
                     State Bank of Pakistan                                                   SBP
-------------------------------------------------------------------------------------------------------------------
Panama               Central Latinoamericana Valores S.A.                                     LatinClear
-------------------------------------------------------------------------------------------------------------------
Peru                 Interbolsa                                                               CAVALI
-------------------------------------------------------------------------------------------------------------------
Philippines          Philippines Central Depository, Inc.                                     PCD
                     Registration of Scripless Securities (Bureau of the Treasury)            BTr
-------------------------------------------------------------------------------------------------------------------
Poland               National Depository for Securities                                       NDS
                     National Bank of Poland (Central Register for Treasury Bills)            NBP
-------------------------------------------------------------------------------------------------------------------
Portugal             Central de Valores Mobiliaros                                            CVM
-------------------------------------------------------------------------------------------------------------------
Romania              Societe Nationale de Compendare Depository/Settlement Bank               SNCDD
                     Bucharest Stock Exchange                                                 BSE
-------------------------------------------------------------------------------------------------------------------
Russia               National Depository Center                                               NDC
                     Bank for Foreign Trade of the Russian Federation (Rosvneshtorgbank)      VTB
-------------------------------------------------------------------------------------------------------------------
Singapore            Central Depository Pte. Ltd.                                             CDP
-------------------------------------------------------------------------------------------------------------------
Slovak Rep.          Streisko Cennych Papirrov SR, A.S. (Securities Register Center)          SCP
                     Registracni Centrum Papiru (Registration Center of the National Bank     NBS
                     of Slovakia)
-------------------------------------------------------------------------------------------------------------------
Slovenia             Centraina Klirinsko Depontna Druzba d.d                                  KDD
-------------------------------------------------------------------------------------------------------------------
South Africa         Share Transaction Totally Electronic                                     STRATE
                     The Central Depository Limited (Pty)                                     CDL
-------------------------------------------------------------------------------------------------------------------
Spain                Servicio de Compensacion y Liquidacion de Valores                        SCLV
                     Banco De Espana (Bank of Spain)                                          BOS
-------------------------------------------------------------------------------------------------------------------
Sri Lanka            Central Depository System                                                CDS
-------------------------------------------------------------------------------------------------------------------
Sweden               Vardepapperscentralen VPC AB (Central Securities Depository and          VPC
                     Clearing Organization)
-------------------------------------------------------------------------------------------------------------------
Switzerland          SIS SegaIntersettle, A.G.                                                SIS
-------------------------------------------------------------------------------------------------------------------
Taiwan               Taiwan Securities Central Depository Co, Ltd.                            TSCD
-------------------------------------------------------------------------------------------------------------------
Thailand             Thailand Securities Depository Company, LTD.                             TSD
-------------------------------------------------------------------------------------------------------------------
Turkey               Istanbul Stock Exchange Settlement/Custody Bank                          Takasbank
                     Central Bank of Turkey                                                   CBT
-------------------------------------------------------------------------------------------------------------------
U.K.                 CRESTCo Limited                                                          CREST
                     Central Money Market                                                     CMO
-------------------------------------------------------------------------------------------------------------------
Venezuela            Central Bank - Banco Central do Venezuela                                BCV
                     Caja Venezoland de Valores                                               CVV
-------------------------------------------------------------------------------------------------------------------